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                                                                    EXHIBIT 99.1


                        CONSENT OF RONALD L. BORNHEUTTER

I, Ronald L. Bornhuetter, hereby agree to serve as a director of PennCorp Financial Group, Inc., a Delaware Corporation ("PennCorp"), following the merger (the "Merger") of Washington National Corporation, a Delaware corporation, with and into PennCorp and consent to the use of my name in Amendment No. 1 to PennCorp's Annual Report on Form 10-K/A, and in any further amendments thereto or other filings with the Securities and Exchange Commission, as the same appears therein under the caption "CLASS III DIRECTOR APPOINTEES" with respect to my becoming a director of PennCorp following the Merger.


                                                   /s/ Ronald L. Bornheutter
                                                   ----------------------------
                                                   Ronald L. Bornheutter
                                                   Date:    April 30, 1997